Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-99812, No. 33-99814, No. 33-99816, No. 33-99848, No. 333-74634, No. 333-105986 and No. 333-105998 on Form S-8 of Schweitzer-Mauduit International, Inc. of our report dated March 4, 2009 relating to the financial statements of China Tobacco Mauduit (Jiangmen) Paper Industry Company, Ltd., appearing in this Annual Report on Form 10-K of Schweitzer-Mauduit International, Inc. for the year ended December 31, 2008.

/s/DELOITTE TOUCHE TOHMATSU

Hong Kong
March 6, 2009